www.valaris.com	Press Release

Valaris Reports Third Quarter 2022 Results

Hamilton, Bermuda, October 31, 2022 … Valaris Limited (NYSE: VAL) ("Valaris" or the "Company") today reported third quarter 2022 results.

President and Chief Executive Officer Anton Dibowitz said, “During the third quarter, we continued to deliver strong operational performance while remaining focused on providing safe, reliable, and efficient operations. We are pleased to once again be recognized by our customers as the No. 1 offshore driller in total satisfaction in the leading independent survey covering offshore drillers. We remain disciplined in our approach to fleet management and recently executed an agreement on a value-accretive rig sale, which will position us to redeploy capital on opportunities with more attractive return profiles.”

Dibowitz added, “The fundamental outlook for our industry remains constructive. A lack of investment in new sources of production over the past several years has contributed to a tight supply picture that has been exacerbated by geopolitical instability and an increased focus on energy security. We believe that the outlook for commodity supply and demand, and the significant reduction in excess rig capacity over the past several years, lay the foundation for a sustained upcycle. We retain significant operational leverage to the improving market through our high-quality stacked fleet and will continue to exercise our operational leverage in a disciplined manner to help maximize future earnings and free cash flow.”

Financial and Operational Highlights

•Increased quarterly operating income by $77 million primarily due to the reactivation of four floaters earlier in the year;
•Delivered revenue efficiency of 96% in the third quarter and 97% year to date;
•Rated the No. 1 offshore driller in EnergyPoint Research's 2022 customer satisfaction survey covering offshore drillers;
•Won new contracts and extensions with associated contract backlog of more than $250 million, including floater contracts offshore Brazil and Mexico and jackup contracts in the Middle East, the North Sea, Latin America and Australia;
•Received $40 million from ARO Drilling, representing a partial early repayment of our shareholder notes receivable, with a balance of $403 million after the repayment; and
•Executed a sales agreement to divest 40-year old jackup VALARIS 54 for $28.5 million, which is expected to close in March 2023 upon completion of its existing contract.

Third Quarter Review

Net income was $78 million compared to $113 million in the second quarter 2022. Adjusted EBITDA increased to $76 million from $29 million in the second quarter. Adjusted EBITDAR increased to $94 million from $54 million in the second quarter.

Revenues increased to $437 million from $413 million in the second quarter 2022. Excluding reimbursable items, revenues increased to $416 million from $385 million in the second quarter. The increase was primarily due to higher utilization for floaters and higher average day rates for both the floater and jackup fleets, partially offset by a $51 million termination fee related to the termination of a contract for VALARIS DS-11 during the second quarter.

Contract drilling expense decreased to $337 million from $362 million in the second quarter 2022. Excluding reimbursable items, contract drilling expense decreased to $316 million from $334 million in the second quarter, primarily due to increased costs of certain claims and costs associated with the VALARIS

DS-11 contract termination in the second quarter as well as lower reactivation costs, which decreased to $18 million from $24 million in the second quarter. This was partially offset by higher rig operating costs in the third quarter related to an increase in operating days across the fleet.

There was no loss on impairment in the third quarter 2022. Loss on impairment of $35 million in the second quarter related to the termination of a contract for VALARIS DS-11. Costs incurred for capital upgrades specific to the customer requirements resulted in a pre-tax, non-cash loss on impairment during the second quarter.

Depreciation expense increased marginally to $23 million from $22 million in the second quarter 2022. General and administrative expense of $19 million was in line with the second quarter.

Other income decreased to $30 million from $149 million in the second quarter 2022 due to gain on sale of assets of $135 million primarily related to the sale of jackups VALARIS 113, 114 and 36 in the second quarter as well as additional proceeds received in the second quarter on the sale of a rig in a prior year. This was partially offset by non-cash interest income of $15 million recognized in the third quarter for a write-off of the discount attributable to the $40 million of shareholder notes receivable repaid by ARO.

Tax expense was $14 million compared to $20 million in the second quarter 2022. The third quarter tax provision included $2 million of discrete tax expense primarily attributable to changes in liabilities for unrecognized tax benefits associated with tax positions taken in prior years, partially offset by discrete tax benefits attributable to the resolution of other prior period tax matters. The second quarter tax provision included $6 million of discrete tax expense primarily attributable to income associated with a contract termination. Adjusted for discrete items, tax expense decreased to $12 million from $14 million in the second quarter.

Third Quarter Segment Review

Floaters

Floater revenues increased to $202 million from $188 million in the second quarter 2022. Excluding reimbursable items, revenues increased to $192 million from $171 million in the second quarter. The increase was primarily due to the impact of reactivated rigs returning to work as VALARIS DS-9 and DS-4 started contracts early in the third quarter, following VALARIS DS-16 and DPS-1, which commenced contracts during the second quarter. Also, revenues increased for VALARIS MS-1 due to more operating days and a higher average day rate during the third quarter as compared to the second quarter. This was partially offset by a $51 million termination fee related to the termination of a contract for VALARIS DS-11 recognized during the second quarter.

Contract drilling expense decreased to $161 million from $165 million in the second quarter 2022. Excluding reimbursable items, contract drilling expense increased to $151 million from $148 million in the second quarter primarily due to higher activity levels resulting from the reactivation of several rigs. This was partially offset by increased costs of certain claims and costs associated with the VALARIS DS-11 contract termination during the second quarter, and lower rig reactivation costs in the third quarter as reactivated rigs returned to work.

Jackups

Jackup revenues increased to $196 million from $186 million in the second quarter 2022. Excluding reimbursable items, revenues increased to $190 million from $180 million in the second quarter primarily due to more operating days for VALARIS Viking and 107, which experienced some idle time between contracts in the second quarter, and higher average day rates for VALARIS Stavanger and 123. This was partially offset by idle time between contracts for VALARIS 118, out of service time for planned maintenance on VALARIS 92, and a lower average day rate for VALARIS Viking.

Contract drilling expense decreased to $128 million from $142 million in the second quarter 2022. Excluding reimbursable items, contract drilling expense decreased to $123 million from $136 million in the second quarter primarily due to repair and maintenance costs incurred during the second quarter related to leg repairs on VALARIS 107 and lower costs due to VALARIS 141 commencing a three-year bareboat charter agreement with ARO during the third quarter.

ARO Drilling

Revenues decreased to $111 million from $116 million in the second quarter 2022 primarily due to an increase in out of service time related to planned maintenance on certain rigs. Contract drilling expense increased to $90 million from $82 million in the second quarter primarily due to an increase in planned maintenance costs. Operating income was $1 million compared to $16 million in the second quarter. EBITDA was $17 million compared to $31 million in the second quarter.

Other

Revenues increased marginally to $40 million from $39 million in the second quarter 2022. Contract drilling expense decreased to $18 million from $25 million in the second quarter primarily due to increased costs of certain claims in the second quarter. Operating income was $21 million compared to $13 million in the second quarter. EBITDA was $22 million compared to $15 million in the second quarter.

		Third Quarter
	Floaters			Jackups			ARO			Other			Reconciling Items		Consolidated Total
(in millions of $, except %)	Q3 2022	Q2 2022	Chg	Q3 2022	Q2 2022	Chg	Q3 2022	Q2 2022	Chg	Q3 2022	Q2 2022	Chg	Q3 2022	Q2 2022	Q3 2022	Q2 2022	Chg

Revenues	201.7	188.1	7%	195.9	185.8	5%	111.4	116.4	(4)%	39.6	39.4	1%	(111.4)	(116.4)	437.2	413.3	6%
Operating expenses
Contract drilling	160.5	165.3	3%	128.0	142.2	10%	90.0	82.1	(10)%	17.8	24.7	28%	(59.6)	(52.5)	336.7	361.8	7%
Loss on Impairment	—	34.5	100%	—	—	—	—	—	—%	—	—	—%	—	—	—	34.5	100%
Depreciation	12.6	12.3	(2)%	8.7	8.7	—%	15.4	15.4	—%	1.2	1.3	8%	(15.3)	(15.4)	22.6	22.3	(1)%
General and admin.	—	—	—%	—	—	—%	4.7	3.2	(47)%	—	—	—%	14.5	15.8	19.2	19.0	(1)%
Equity in earnings of ARO	—	—	—%	—	—	—%	—	—	—%	—	—	—%	2.9	8.7	2.9	8.7	(67)%
Operating income (loss)	28.6	(24.0)	nm	59.2	34.9	70%	1.3	15.7	(92)%	20.6	13.4	54%	(48.1)	(55.6)	61.6	(15.6)	nm

Net income (loss)	28.6	(24.1)	nm	59.1	170.3	(65)%	(1.3)	9.9	nm	20.7	13.4	54%	(29.4)	(56.7)	77.7	112.8	(31)%

Adjusted EBITDA	40.7	23.1	76%	62.6	40.0	57%	16.7	31.1	(46)%	22.1	14.9	48%	(66.1)	(79.8)	76.0	29.3	159%
Adjusted EBITDAR	58.5	47.2	24%	62.6	40.2	56%	16.7	31.1	(46)%	22.1	14.9	48%	(66.1)	(79.8)	93.8	53.6	75%

As previously announced, Valaris will hold its third quarter 2022 earnings conference call at 9:00 a.m. CT (10:00 a.m. ET) on Tuesday, November 1, 2022. An updated investor presentation will be available on the Valaris website after the call.

About Valaris Limited

Valaris Limited (NYSE: VAL) is the industry leader in offshore drilling services across all water depths and geographies. Operating a high-quality rig fleet of ultra-deepwater drillships, versatile semisubmersibles, and modern shallow-water jackups, Valaris has experience operating in nearly every major offshore basin. Valaris maintains an unwavering commitment to safety, operational excellence, and customer satisfaction, with a focus on technology and innovation. Valaris Limited is a Bermuda exempted company. To learn more, visit the Valaris website at www.valaris.com.

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "likely," "plan," "project," "could," "may," "might," "should," "will" and similar words and specifically include statements regarding expected financial performance; expected utilization, day rates, revenues, operating expenses, rig commitments and availability, cash flows, contract status, terms and duration, contract backlog, capital expenditures, insurance, financing and funding; impact of our emergence from bankruptcy; the offshore drilling market, including supply and demand, customer drilling programs, stacking of rigs, effects of new rigs on the market and effect of the volatility of commodity prices; expected work commitments, awards and contracts; letters of intent; scheduled delivery dates for rigs; performance of our joint venture with Saudi Aramco; the timing of delivery, mobilization, contract commencement, availability, relocation or other movement of rigs; future rig reactivations; expected divestitures of assets; general economic, market, business and industry conditions, including inflation and recessions, trends and outlook; general political conditions, including political tensions, conflicts and war (such as the ongoing conflict in Ukraine); future operations; increasing regulatory complexity; the outcome of tax disputes; assessments and settlements; and expense management. The forward-looking statements contained in this press release are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated, including cancellation, suspension, renegotiation or termination of drilling contracts and programs, including drilling contracts which grant the customer termination right if FID is not received with respect to projects for which the drilling rig is contracted; potential additional asset impairments; failure to satisfy our debt obligations; our ability to obtain financing, service our debt, fund capital expenditures and pursue other business opportunities; adequacy of sources of liquidity for us and our customers; the COVID-19 outbreak and global pandemic and the related public health measures implemented by governments worldwide, which may, among other things, impact our ability to staff rigs and rotate crews; the effects of our emergence from bankruptcy on the Company's business, relationships, comparability of our financial results and ability to access financing sources; actions by regulatory authorities, or other third parties; actions by our security holders; commodity price fluctuations and volatility, customer demand, new rig supply, downtime and other risks associated with offshore rig operations; severe weather or hurricanes; changes in worldwide rig supply and demand, competition and technology; consumer preferences for alternative fuels; increased scrutiny of our Environmental, Social and Governance practices and reporting responsibilities; changes in customer strategy; future levels of offshore drilling activity; governmental action, civil unrest and political and economic uncertainties; terrorism, piracy and military action; risks inherent to shipyard rig reactivation, upgrade, repair, maintenance or enhancement; our ability to enter into, and the terms of, future drilling contracts; suitability of rigs for future contracts; the cancellation of letters of intent or letters of award or any failure to execute definitive contracts following announcements of letters of intent, letters of award or other expected work commitments; the outcome of litigation, legal proceedings, investigations or other claims or contract disputes; governmental regulatory, legislative and permitting requirements affecting drilling operations; our ability to attract and retain skilled personnel on commercially reasonable terms; environmental or other liabilities, risks or losses; debt restrictions that may limit our liquidity and flexibility; and cybersecurity risks and threats. In addition to the numerous factors described above, you should also carefully read and consider "Item 1A. Risk Factors" in Part I and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II of our most recent annual report on Form 10-K, which is available on the SEC's website at www.sec.gov or on the Investor Relations section of our website at www.valaris.com. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements, except as required by law.

Investor & Media Contacts:	Darin Gibbins
Vice President - Investor Relations and Treasurer
+1-713-979-4623

Tim Richardson
Director - Investor Relations
+1-713-979-4619

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
OPERATING REVENUES	$437.2	$413.3	$318.4	$305.5	$326.7

OPERATING EXPENSES
Contract drilling (exclusive of depreciation)	336.7	361.8	331.3	285.5	274.6
Loss on impairment	—	34.5	—	—	—
Depreciation	22.6	22.3	22.5	25.1	24.4
General and administrative	19.2	19.0	18.8	18.3	27.2
Total operating expenses	378.5	437.6	372.6	328.9	326.2
EQUITY IN EARNINGS (LOSSES) OF ARO	2.9	8.7	4.3	(1.3)	2.6
OPERATING INCOME (LOSS)	61.6	(15.6)	(49.9)	(24.7)	3.1

OTHER INCOME (EXPENSE)
Interest income	27.9	11.2	10.9	11.0	9.7
Interest expense, net	(11.7)	(11.6)	(11.5)	(11.7)	(11.3)
Reorganization items, net	(0.4)	(0.7)	(1.0)	(4.9)	(6.5)
Other, net	14.1	149.7	11.0	27.0	5.5
	29.9	148.6	9.4	21.4	(2.6)

INCOME (LOSS) BEFORE INCOME TAXES	91.5	133.0	(40.5)	(3.3)	0.5

PROVISION (BENEFIT) FOR INCOME TAXES	13.8	20.2	(0.7)	(31.0)	53.3

NET INCOME (LOSS)	77.7	112.8	(39.8)	27.7	(52.8)

NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(3.4)	(1.2)	1.2	—	(1.7)

NET INCOME (LOSS) ATTRIBUTABLE TO VALARIS	$74.3	$111.6	$(38.6)	$27.7	$(54.5)

INCOME (LOSS) PER SHARE
Basic	$0.99	$1.49	$(0.51)	$0.37	$(0.73)
Diluted	$0.98	$1.48	$(0.51)	$0.37	$(0.73)
WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	75.1	75.0	75.0	75.0	75.0
Diluted	75.6	75.6	75.0	75.0	75.0

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)

	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$406.0	$553.5	$578.2	$608.7	$620.8
Restricted cash	18.2	23.8	30.0	35.9	33.9
Short-term investments	220.0	—	—	—	—
Accounts receivable, net	535.5	544.6	439.3	444.2	455.8
Other current assets	162.9	159.0	125.7	117.8	117.0
Total current assets	$1,342.6	$1,280.9	$1,173.2	$1,206.6	$1,227.5

PROPERTY AND EQUIPMENT, NET	953.6	931.7	930.2	890.9	892.3

LONG-TERM NOTES RECEIVABLE FROM ARO	246.9	264.5	256.8	249.1	241.3

INVESTMENT IN ARO	102.6	99.6	90.9	86.6	87.9

OTHER ASSETS	175.5	184.1	186.6	176.0	153.5

	$2,821.2	$2,760.8	$2,637.7	$2,609.2	$2,602.5

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable - trade	$256.6	$287.0	$311.2	$225.8	$203.0
Accrued liabilities and other	262.5	260.1	212.1	196.2	223.8
Total current liabilities	$519.1	$547.1	$523.3	$422.0	$426.8

LONG-TERM DEBT	541.8	545.7	545.5	545.3	545.1

OTHER LIABILITIES	539.8	527.6	544.8	581.1	591.3

TOTAL LIABILITIES	1,600.7	1,620.4	1,613.6	1,548.4	1,563.2

TOTAL EQUITY	1,220.5	1,140.4	1,024.1	1,060.8	1,039.3

	$2,821.2	$2,760.8	$2,637.7	$2,609.2	$2,602.5

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Successor		Predecessor	Combined (Non-GAAP) (3)
	Nine Months Ended September 30, 2022	Five Months Ended September 30, 2021 (1)	Four Months Ended April 30, 2021 (2)	Nine Months Ended September 30, 2021
OPERATING ACTIVITIES
Net income (loss)	$150.7	$(56.9)	$(4,463.8)	$(4,520.7)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Gain on asset disposals	(137.7)	(0.2)	(6.0)	(6.2)
Depreciation expense	67.4	41.0	159.6	200.6
Accretion of discount on notes receivable	(37.8)	(12.9)	—	(12.9)
Loss on impairment	34.5	—	756.5	756.5
Equity in earnings of ARO	(15.9)	(7.4)	(3.1)	(10.5)
Net periodic pension and retiree medical income	(12.1)	(6.1)	(5.4)	(11.5)
Share-based compensation expense	11.5	1.6	4.8	6.4
Deferred income tax expense (benefit)	7.1	1.2	(18.2)	(17.0)
Amortization, net	(7.0)	2.8	(4.8)	(2.0)
Amortization of debt issuance cost	0.7	0.3	—	0.3
Non-cash reorganization items, net	—	—	3,487.3	3,487.3
Other	0.8	—	7.3	7.3
Changes in operating assets and liabilities:	(85.9)	19.3	68.5	87.8
Contributions to pension plans and other post-retirement benefits	(3.3)	(1.7)	(22.5)	(24.2)
Net cash used in operating activities	$(27.0)	$(19.0)	$(39.8)	$(58.8)

INVESTING ACTIVITIES
Purchases of short-term investments	$(220.0)	$—	$—	$—
Additions to property and equipment	(153.1)	(23.7)	(8.7)	(32.4)
Net proceeds from disposition of assets	146.8	1.5	30.1	31.6
Repayments of note receivable from ARO	40.0	—	—	—
Net cash provided by (used in) investing activities	$(186.3)	$(22.2)	$21.4	$(0.8)

FINANCING ACTIVITIES
Consent solicitation fees	$(3.9)	$—	$—	$—
Payments related to tax withholdings for share-based awards	(2.5)	—	—	—
Issuance of first lien notes	—	—	520.0	520.0
Payment to Predecessor creditors	—	—	(129.9)	(129.9)
Other	—	—	(1.4)	(1.4)
Net cash provided by (used in) financing activities	$(6.4)	$—	$388.7	$388.7

Effect of exchange rate changes on cash and cash equivalents	$(0.7)	$(0.1)	$(0.1)	$(0.2)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$(220.4)	$(41.3)	$370.2	$328.9
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	644.6	696.0	325.8	325.8
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$424.2	$654.7	$696.0	$654.7
(1)Represents cash flows for the period from May 1, 2021, through September 30, 2021 (the "Successor" period).
(2)Represents cash flows for the period from January 1, 2021, through April 30, 2021 (the "Predecessor" period).
(3)As required by GAAP, results for the Successor and Predecessor periods must be presented separately. However, the Company has combined the cash flows of the Successor and Predecessor periods ("combined" results) as a non-GAAP measure to compare the nine-month period ended September 30, 2022, to the nine-month period ended September 30, 2021, since we believe it provides the most meaningful basis to analyze our results. These combined results do not comply with GAAP and have not been prepared as pro forma results under applicable SEC rules.

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
OPERATING ACTIVITIES
Net income (loss)	$77.7	$112.8	$(39.8)	$27.7	$(52.8)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation expense	22.6	22.3	22.5	25.1	24.4
Accretion of discount on notes receivable	(22.4)	(7.7)	(7.7)	(7.9)	(6.9)
Amortization, net	(5.4)	(3.2)	1.6	(0.5)	3.1
Share-based compensation expense	4.6	3.5	3.4	2.7	1.6
Net periodic pension and retiree medical income	(4.0)	(4.1)	(4.0)	(2.6)	(3.7)
Equity in losses (earnings) of ARO	(2.9)	(8.7)	(4.3)	1.3	(2.6)
Deferred income tax expense (benefit)	0.4	7.3	(0.6)	(22.5)	0.1
Amortization of debt issuance cost	0.3	0.2	0.2	0.2	(0.1)
Gain on asset disposals	(0.1)	(135.1)	(2.5)	(21.0)	(0.3)
Loss on impairment	—	34.5	—	—	—
Other	0.5	0.3	—	0.3	0.2
Changes in operating assets and liabilities	16.4	(134.8)	32.5	(9.0)	45.0
Contributions to pension plans and other post-retirement benefits	(0.6)	(1.9)	(0.8)	(1.0)	(1.1)
Net cash provided by (used in) operating activities	$87.1	$(114.6)	$0.5	$(7.2)	$6.9

INVESTING ACTIVITIES
Purchases of short-term investments	$(220.0)	$—	$—	$—	$—
Additions to property and equipment	(53.5)	(61.1)	(38.5)	(26.5)	(15.6)
Repayments of note receivable from ARO	40.0	—	—	—	—
Net proceeds from disposition of assets	0.3	145.2	1.3	23.6	1.3
Net cash provided by (used in) investing activities	$(233.2)	$84.1	$(37.2)	$(2.9)	$(14.3)

FINANCING ACTIVITIES
Consent solicitation fees	$(3.9)	$—	$—	$—	$—
Payments for tax withholdings for share-based awards	(2.3)	(0.2)	—	—	—
Net cash used in financing activities	$(6.2)	$(0.2)	$—	$—	$—

Effect of exchange rate changes on cash and cash equivalents	$(0.8)	$(0.2)	$0.3	$—	$0.2

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$(153.1)	$(30.9)	$(36.4)	$(10.1)	$(7.2)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	577.3	608.2	644.6	654.7	661.9
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$424.2	$577.3	$608.2	$644.6	$654.7

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
REVENUES
Floaters
Drillships	$139.8	$149.0	$85.4	$73.5	$67.5
Semisubmersibles	61.9	39.1	14.3	27.0	36.8
	$201.7	$188.1	$99.7	$100.5	$104.3
Jackups (1)
HD Ultra-Harsh & Harsh Environment	$123.0	$106.1	$92.9	$94.0	$102.8
HD & SD Modern	59.0	61.1	67.9	56.2	59.6
SD Legacy	13.9	18.6	19.9	22.1	23.9
	$195.9	$185.8	$180.7	$172.3	$186.3

Total	$397.6	$373.9	$280.4	$272.8	$290.6

Other
Leased and Managed Rigs	$39.6	$39.4	$38.0	$32.7	$36.1

Valaris Total	$437.2	$413.3	$318.4	$305.5	$326.7

ARO
ARO Total	$111.4	$116.4	$111.3	$105.4	$117.7
Valaris 50% Share (unconsolidated)	55.7	58.2	55.7	52.7	58.9

Adjusted Total (2)	$492.9	$471.5	$374.1	$358.2	$385.6

(1)HD = Heavy Duty; SD = Standard Duty. Heavy duty jackups are well-suited for operations in tropical revolving storm areas.

(2)Adjusted total is Valaris consolidated total plus Valaris 50% share of ARO (unconsolidated).

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
ADJUSTED EBITDAR (1)
Active Fleet (1) (2)	$129.6	$98.7	$66.5	$79.6	$93.0
Leased and Managed Rigs (1)	22.1	14.9	22.6	17.4	22.2
	$151.7	$113.6	$89.1	$97.0	$115.2

Stacked Fleet (1) (3)	(8.5)	(11.3)	(10.7)	(11.0)	(12.5)
	$143.2	$102.3	$78.4	$86.0	$102.7

Support costs
General and administrative expense	$19.2	$19.0	$18.8	$18.3	$27.2
Onshore support costs	30.2	29.7	29.0	28.0	27.1
	$49.4	$48.7	$47.8	$46.3	$54.3
Add:
Merger transaction and integration cost included in contract drilling expense	—	—	—	0.2	0.9

Valaris Total	$93.8	$53.6	$30.6	$39.9	$49.3

ARO
ARO Total	$16.7	$31.1	$21.9	$11.4	$17.9
Valaris 50% Share (unconsolidated)	8.4	15.6	11.0	5.7	9.0

Adjusted Total (4)	$102.2	$69.2	$41.6	$45.6	$58.3

Reactivation costs (5)	$17.8	$24.3	$61.5	$37.1	$19.4

(1)Adjusted EBITDAR is earnings before interest, tax, depreciation, amortization and reactivation costs. Adjusted EBITDAR for active fleet, leased and managed rigs and stacked fleet also excludes onshore support costs and general and administrative expense.
(2)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.
(3)Stacked fleet represents the combined total of all preservation and stacking costs.
(4)Adjusted total is Valaris consolidated total plus Valaris 50% share of ARO (unconsolidated).
(5)Reactivation costs, all of which are attributed to Valaris' active fleet, are excluded from adjusted EBITDAR.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
ADJUSTED EBITDAR (1)
Floaters
Drillships (1)	$30.5	$44.3	$27.2	$17.7	$8.9
Semisubmersibles (1)	28.0	2.9	(15.0)	3.2	8.3
	$58.5	$47.2	$12.2	$20.9	$17.2

Jackups
HD Ultra-Harsh & Harsh (1)	$50.4	$30.7	$21.0	$24.3	$38.7
HD & SD - Modern (1)	10.1	1.7	13.7	11.6	15.6
SD - Legacy (1)	2.1	7.8	8.9	11.8	9.0
	$62.6	$40.2	$43.6	$47.7	$63.3

Total	$121.1	$87.4	$55.8	$68.6	$80.5

Other
Leased and Managed Rigs (1)	$22.1	$14.9	$22.6	$17.4	$22.2

Total	$143.2	$102.3	$78.4	$86.0	$102.7

Support costs
General and administrative expense	$19.2	$19.0	$18.8	$18.3	$27.2
Onshore support costs	30.2	29.7	29.0	28.0	27.1
	$49.4	$48.7	$47.8	$46.3	$54.3
Add:
Merger transaction and integration cost included in contract drilling expense	—	—	—	0.2	0.9

Valaris Total	$93.8	$53.6	$30.6	$39.9	$49.3

ARO
ARO Total	$16.7	$31.1	$21.9	$11.4	$17.9
Valaris 50% Share (unconsolidated)	8.4	15.6	11.0	5.7	9.0

Adjusted Total (2)	$102.2	$69.2	$41.6	$45.6	$58.3

(1)Adjusted EBITDAR is earnings before interest, tax, depreciation, amortization and reactivation costs. Adjusted EBITDAR for asset category also excludes onshore support costs and general and administrative expense.
(2)Adjusted total is Valaris consolidated total plus Valaris 50% share of ARO (unconsolidated).

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
ADJUSTED EBITDA (1)
Floaters
Drillships (1)	$13.5	$21.0	$(21.4)	$(6.6)	$8.6
Semisubmersibles (1)	27.2	2.1	(27.3)	(6.3)	7.2
	$40.7	$23.1	$(48.7)	$(12.9)	$15.8

Jackups
HD Ultra-Harsh & Harsh (1)	$50.5	$30.5	$20.4	$21.0	$25.1
HD & SD - Modern (1)	10.0	1.6	13.7	11.6	11.2
SD - Legacy (1)	2.1	7.9	8.9	11.8	9.0
	$62.6	$40.0	$43.0	$44.4	$45.3

Total	$103.3	$63.1	$(5.7)	$31.5	$61.1

Other
Leased and Managed Rigs (1)	$22.1	$14.9	$22.6	$17.3	$22.1

Total	$125.4	$78.0	$16.9	$48.8	$83.2

Support costs
General and administrative expense	$19.2	$19.0	$18.8	$18.3	$27.2
Onshore support costs	30.2	29.7	29.0	28.0	27.1
	$49.4	$48.7	$47.8	$46.3	$54.3
Add:
Merger transaction and integration cost included in contract drilling expense	—	—	—	0.2	0.9

Valaris Total	$76.0	$29.3	$(30.9)	$2.7	$29.8

ARO
ARO Total	$16.7	$31.1	$21.9	$11.4	$17.9
Valaris 50% Share (unconsolidated)	8.4	15.6	11.0	5.7	9.0

Adjusted Total (2)	$84.4	$44.9	$(19.9)	$8.4	$38.8

(1)Adjusted EBITDA is earnings before interest, tax, depreciation and amortization. Adjusted EBITDA for asset category also excludes onshore support costs and general and administrative expense.
(2)Adjusted total is Valaris consolidated total plus Valaris 50% share of ARO (unconsolidated).

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	As of
	October 31, 2022	July 28, 2022	May 2, 2022	February 21, 2022	October 27, 2021
CONTRACT BACKLOG (1)
Floaters
Drillships (2)	$995.1	$1,090.3	$1,290.9	$1,280.4	$1,338.6
Semisubmersibles	379.5	359.6	375.8	384.9	277.9
	$1,374.6	$1,449.9	$1,666.7	$1,665.3	$1,616.5
Jackups
HD Ultra-Harsh & Harsh	185.1	192.0	218.8	309.7	307.6
HD & SD - Modern	395.3	377.6	225.7	252.1	274.5
SD - Legacy	82.3	72.3	70.7	81.2	85.5
	$662.7	$641.9	$515.2	$643.0	$667.6

Total	$2,037.3	$2,091.8	$2,181.9	$2,308.3	$2,284.1

Other (3)
Leased and Managed Rigs	$223.3	$257.5	$271.5	$135.6	$33.9

Valaris Total	$2,260.6	$2,349.3	$2,453.4	$2,443.9	$2,318.0

ARO
Owned Rigs	$870.7	$934.9	$993.6	$1,040.9	$757.4
Leased Rigs	473.3	524.3	496.9	460.2	88.7
ARO Total	$1,344.0	$1,459.2	$1,490.5	$1,501.1	$846.1

Valaris 50% Share of ARO Owned Rigs	435.3	467.5	496.8	520.5	378.7

Adjusted Total (4)	$2,695.9	$2,816.8	$2,950.2	$2,964.4	$2,696.7
(1)Our contract drilling backlog reflects commitments, represented by signed drilling contracts, and is calculated by multiplying the contracted day rate by the contract period. Contract drilling backlog includes drilling contracts subject to FID and drilling contracts which grant the customer termination rights if FID is not received with respect to projects for which the drilling rig is contracted. The contracted day rate excludes certain types of lump sum fees for rig mobilization, demobilization, contract preparation, as well as customer reimbursables and bonus opportunities.
(2)Approximately $428 million of backlog as of May 2, 2022, February 21, 2022 and October 27, 2021 was attributable to a contract awarded to drillship VALARIS DS-11 for an eight-well deepwater project in the U.S. Gulf of Mexico that was expected to commence in mid-2024. In June 2022, the customer terminated the contract.
(3)Leased rigs and managed rigs included in Other reporting segment.
(4)Adjusted total is Valaris consolidated total plus Valaris 50% share of ARO owned rigs.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
AVERAGE DAY RATES (1)
Floaters
Drillships	$220,000	$213,000	$203,000	$196,000	$189,000
Semisubmersibles	226,000	214,000	156,000	171,000	191,000
	$222,000	$213,000	$197,000	$189,000	$190,000
Jackups
HD Ultra-Harsh & Harsh	$121,000	$114,000	$104,000	$110,000	$124,000
HD & SD Modern	82,000	79,000	80,000	76,000	77,000
SD Legacy	74,000	74,000	71,000	73,000	74,000
	$100,000	$94,000	$89,000	$90,000	$96,000

Total	$138,000	$120,000	$108,000	$111,000	$115,000

Other
Leased and Managed Rigs	$38,000	$39,000	$39,000	$33,000	$31,000

Valaris Total	$112,000	$98,000	$90,000	$89,000	$90,000

ARO
Owned Rigs	$96,000	$94,000	$99,000	$101,000	$99,000
Leased Rigs (2)	91,000	91,000	93,000	94,000	92,000
ARO Total	$93,000	$92,000	$96,000	$97,000	$95,000

(1)Average day rates are derived by dividing contract drilling revenues, adjusted to exclude certain types of non-recurring reimbursable revenues, lump-sum revenues, revenues earned during suspension periods and revenues attributable to amortization of drilling contract intangibles, by the aggregate number of contract days, adjusted to exclude contract days associated with certain suspension periods, mobilizations, and demobilizations.

(2)All ARO leased rigs are leased from Valaris and also included in Valaris leased and managed rigs average day rates.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
UTILIZATION - TOTAL FLEET (1)
Floaters
Drillships	46%	29%	30%	27%	24%
Semisubmersibles	54%	37%	11%	30%	39%
	48%	31%	25%	28%	28%
Jackups
HD Ultra-Harsh & Harsh	85%	81%	78%	73%	72%
HD & SD Modern	53%	53%	51%	42%	43%
SD Legacy	67%	88%	75%	66%	74%
	67%	67%	63%	55%	57%

Total	60%	53%	49%	46%	47%

Other
Leased and Managed Rigs	100%	100%	100%	100%	100%

Valaris Total	66%	61%	57%	54%	56%

Pro Forma Jackups (2)	72%	72%	68%	62%	62%

ARO
Owned Rigs	86%	97%	91%	80%	85%
Leased Rigs (3)	92%	96%	91%	89%	86%
ARO Total	89%	96%	91%	84%	86%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the total fleet.

(2)Includes all Valaris jackups including those leased to ARO Drilling.

(3)All ARO leased rigs are leased from Valaris for contracts with a customer. These rigs are also included in Valaris leased and managed rigs utilization, where they are considered to be 100% utilized while under a lease agreement.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
UTILIZATION - ACTIVE FLEET (1) (2)
Floaters
Drillships	74%	52%	56%	57%	79%
Semisubmersibles	91%	62%	19%	51%	64%
	79%	55%	45%	55%	73%
Jackups
HD Ultra-Harsh & Harsh	94%	89%	85%	80%	84%
HD & SD Modern	81%	82%	83%	76%	75%
SD Legacy	67%	90%	100%	84%	87%
	85%	86%	86%	79%	80%

Total	83%	77%	74%	72%	79%

Other
Leased and Managed Rigs	100%	100%	100%	100%	100%

Valaris Total	87%	82%	80%	78%	84%

Pro Forma Jackups (3)	86%	87%	87%	81%	82%

ARO
Owned Rigs	86%	97%	91%	80%	85%
Leased Rigs (4)	92%	96%	91%	89%	86%
ARO Total	89%	96%	91%	84%	86%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the active fleet.

(2)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.

(3)Includes all Valaris jackups including those leased to ARO Drilling.

(4)All ARO leased rigs are leased from Valaris for contracts with a customer. These rigs are also included in Valaris leased and managed rigs utilization, where they are considered to be 100% utilized while under a lease agreement.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
REVENUE EFFICIENCY (1)
Floaters
Drillships	89.8%	94.6%	98.3%	91.5%	97.6%
Semisubmersibles	99.9%	91.9%	100.0%	97.7%	96.7%
	92.7%	93.7%	98.5%	93.0%	97.3%
Jackups
HD Ultra-Harsh & Harsh	98.9%	99.3%	98.9%	99.1%	99.5%
HD & SD Modern	96.5%	97.9%	99.8%	97.9%	100.0%
SD Legacy	100.0%	100.0%	100.0%	100.0%	99.0%
	98.2%	98.9%	99.4%	98.8%	99.6%

Valaris Total	95.6%	97.0%	99.1%	96.6%	98.8%

ARO
Owned Rigs	98.2%	97.2%	96.8%	96.3%	98.1%
Leased Rigs	96.4%	96.5%	95.5%	91.3%	96.9%
ARO Total	97.3%	96.9%	96.2%	93.7%	97.4%

(1)Revenue efficiency is day rate revenue earned as a percentage of maximum potential day rate revenue.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	As of
NUMBER OF RIGS	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Active Fleet (1)
Floaters
Drillships	8	8	7	7	4
Semisubmersibles	3	3	3	3	3
	11	11	10	10	7
Jackups
HD Ultra-Harsh & Harsh	10	10	10	10	10
HD & SD Modern	9	10	10	11	11
SD Legacy	3	3	3	3	3
	22	23	23	24	24

Total Active Fleet	33	34	33	34	31

Stacked Fleet
Floaters
Drillships (2)	3	3	4	4	7
Semisubmersibles	2	2	2	2	2
	5	5	6	6	9
Jackups
HD Ultra-Harsh & Harsh	1	1	1	1	1
HD & SD Modern	5	5	7	7	7
SD Legacy	—	—	—	1	1
	6	6	8	9	9

Total Stacked Fleet	11	11	14	15	18

Leased Rigs (3)
Jackups
HD Ultra-Harsh & Harsh	1	1	1	1	1
HD & SD Modern	7	6	6	5	5
SD Legacy	—	—	1	1	2
Total Leased Rigs	8	7	8	7	8

Valaris Total	52	52	55	56	57

Managed Rigs (3)	2	2	2	2	2

ARO (4)
Owned Rigs	7	7	7	7	7
Leased Rigs	8	7	8	7	8
ARO Total	15	14	15	14	15
(1)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.
(2)Excludes VALARIS DS-13 and VALARIS DS-14, which Valaris has the option to take delivery by year-end 2023.
(3)Leased rigs and managed rigs included in Other reporting segment.
(4)Valaris has a 50% ownership interest in ARO. Rig count for ARO owned rigs excludes two newbuild rigs. While the shipyard contract contemplated delivery of these newbuild rigs in 2022, we expect delivery of these rigs to be delayed into 2023. All ARO leased rigs are leased from Valaris and also included in Valaris leased rig count.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
AVAILABLE DAYS - TOTAL FLEET (1)
Floaters
Drillships	1,196	1,161	1,170	1,196	1,196
Semisubmersibles	460	455	450	460	460
	1,656	1,616	1,620	1,656	1,656
Jackups
HD Ultra-Harsh & Harsh	1,012	1,001	990	1,012	1,074
HD & SD Modern	1,328	1,419	1,599	1,668	1,748
SD Legacy	276	279	360	420	398
	2,616	2,699	2,949	3,100	3,220

Total	4,272	4,315	4,569	4,756	4,876

Other
Leased and Managed Rigs	880	874	831	828	982

Valaris Total	5,152	5,189	5,400	5,584	5,858

ARO
Owned Rigs	644	637	630	644	644
Leased Rigs (2)	696	671	646	644	798
ARO Total	1,340	1,308	1,276	1,288	1,442

(1)Represents the maximum number of days available in the period for the total fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, irrespective of asset status.

(2)All ARO leased rigs are leased from Valaris and also included in Valaris leased and managed rigs available days.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
AVAILABLE DAYS - ACTIVE FLEET (1) (2)
Floaters
Drillships	736	645	630	567	368
Semisubmersibles	276	273	270	276	276
	1,012	918	900	843	644
Jackups
HD Ultra-Harsh & Harsh	920	910	900	920	920
HD & SD Modern	868	910	969	932	1,012
SD Legacy	276	273	270	328	337
	2,064	2,093	2,139	2,180	2,269

Total	3,076	3,011	3,039	3,023	2,913

Other
Leased and Managed Rigs	880	874	831	828	982

Valaris Total	3,956	3,885	3,870	3,851	3,895

ARO
Owned Rigs	644	637	630	644	644
Leased Rigs (3)	696	671	646	644	798
ARO Total	1,340	1,308	1,276	1,288	1,442

(1)Represents the maximum number of days available in the period for the active fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, for active rigs only. Active rigs are defined as rigs that are not preservation stacked.

(2)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.

(3)All ARO leased rigs are leased from Valaris and also included in Valaris leased and managed rigs available days.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
OPERATING DAYS (1)
Floaters
Drillships	546	335	353	322	290
Semisubmersibles	251	168	52	140	177
	797	503	405	462	467
Jackups
HD Ultra-Harsh & Harsh	862	810	769	734	770
HD & SD Modern	700	750	809	706	759
SD Legacy	184	245	270	276	294
	1,746	1,805	1,848	1,716	1,823

Total	2,543	2,308	2,253	2,178	2,290

Other
Leased and Managed Rigs	881	874	831	828	982

Valaris Total	3,424	3,182	3,084	3,006	3,272

ARO
Owned Rigs	553	619	572	513	549
Leased Rigs (2)	640	642	588	570	687
ARO Total	1,193	1,261	1,160	1,083	1,236

(1)Represents the total number of days under contract in the period. Days under contract equals the total number of days that rigs have earned and recognized day rate revenue, including days associated with early contract terminations, compensated downtime and mobilizations. When revenue is deferred and amortized over a future period, for example when we receive fees while mobilizing to commence a new contract or while being upgraded in a shipyard, the related days are excluded from days under contract.

(2)All ARO leased rigs are leased from Valaris and also included in Valaris leased and managed rigs operating days.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
($ in millions, except average day rate)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
DRILLSHIPS

Adjusted revenues (1)	$120.1	$128.1	$73.1	$63.3	$55.7
Adjusted operating expense (2)	106.4	106.7	94.0	69.2	46.8

Rig operating margin	$13.7	$21.4	$(20.9)	$(5.9)	$8.9
Rig operating margin %	11%	17%	(29)%	(9)%	16%

Other operating expenses
Depreciation	11.8	11.6	11.3	10.8	10.5
Loss on impairment	—	34.5	—	—	—
	$11.8	$46.1	$11.3	$10.8	$10.5

Other operating income (expense) (3)	0.5	(0.4)	0.5	(1.2)	(1.6)

Operating income (loss) (4)	$2.4	$(25.1)	$(31.7)	$(17.9)	$(3.2)

Adjusted EBITDA (5)	$13.5	$21.0	$(21.4)	$(6.6)	$8.6
Reactivation costs (6)	17.0	23.3	48.6	24.3	0.3
Adjusted EBITDAR	$30.5	$44.3	$27.2	$17.7	$8.9

Preservation and stacking costs (6)	$4.5	$11.1	$7.5	$7.6	$8.3

Number of Rigs (at quarter end)
Total Fleet	11	11	11	11	11
Active Fleet	8	8	7	7	4

Operating Days	546	335	353	322	290
Utilization - Active Fleet	74%	52%	56%	57%	79%
Average Day Rate	$220,000	$213,000	$203,000	$196,000	$189,000

(1)Revenues exclusive of amortization and reimbursable items. Starting from the first quarter 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current period presentation.
(2)Operating expense exclusive of depreciation, amortization, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, amortized revenue and expense, bad debt expense and other miscellaneous items.
(4)Starting from the second quarter 2022, we adjusted the operating income (loss) to exclude support costs. Prior periods were adjusted to conform with the current period presentation.
(5)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(6)Included in Adjusted operating expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
($ in millions, except average day rate)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
SEMISUBMERSIBLES

Adjusted revenues (1)	$58.3	$36.3	$8.1	$24.0	$33.8
Adjusted operating expense (2)	31.0	34.0	34.5	28.2	25.9

Rig operating margin	$27.3	$2.3	$(26.4)	$(4.2)	$7.9
Rig operating margin %	47%	6%	(326)%	(18)%	23%

Depreciation	0.8	0.8	0.8	0.8	0.8

Other operating expense (3)	(0.3)	(0.5)	(1.1)	(1.9)	(2.6)

Operating income (loss) (4)	$26.2	$1.0	$(28.3)	$(6.9)	$4.5

Adjusted EBITDA (5)	$27.2	$2.1	$(27.3)	$(6.3)	$7.2
Reactivation costs (6)	0.8	0.8	12.3	9.5	1.1
Adjusted EBITDAR	$28.0	$2.9	$(15.0)	$3.2	$8.3

Preservation and stacking costs (6)	$1.5	$4.1	$1.2	$1.0	$1.4

Number of Rigs (at quarter end)
Total Fleet	5	5	5	5	5
Active Fleet	3	3	3	3	3

Operating Days	251	168	52	140	177
Utilization - Active Fleet	91%	62%	19%	51%	64%
Average Day Rate	$226,000	$214,000	$156,000	$171,000	$191,000

(1)Revenues exclusive of amortization and reimbursable items. Starting from the first quarter 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current period presentation.
(2)Operating expense exclusive of depreciation, amortization, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, amortized revenue and expense, bad debt expense and other miscellaneous items.
(4)Starting from the second quarter 2022, we adjusted the operating income (loss) to exclude support costs. Prior periods were adjusted to conform with the current period presentation.
(5)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(6)Included in Adjusted operating expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
($ in millions, except average day rate)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
HD ULTRA-HARSH & HARSH JACKUPS

Adjusted revenues (1)	$106.5	$93.6	$81.1	$83.7	$95.8
Adjusted operating expense (2)	56.2	63.4	58.1	61.4	68.8

Rig operating margin	$50.3	$30.2	$23.0	$22.3	$27.0
Rig operating margin %	47%	32%	28%	27%	28%

Depreciation	5.6	5.5	5.5	7.9	8.0

Other operating income (expense) (3)	7.1	5.1	0.1	(0.8)	(2.1)

Operating income (4)	$51.8	$29.8	$17.6	$13.6	$16.9

Adjusted EBITDA (5)	$50.5	$30.5	$20.4	$21.0	$25.1
Reactivation costs (6)	(0.1)	0.2	0.6	3.3	13.6
Adjusted EBITDAR	$50.4	$30.7	$21.0	$24.3	$38.7

Preservation and stacking costs (6)	$—	$0.6	$0.1	$0.1	$0.1

Number of Rigs (at quarter end) (7)
Total Fleet	11	11	11	11	11
Active Fleet	10	10	10	10	10

Operating Days	862	810	769	734	770
Utilization - Active Fleet	94%	89%	85%	80%	84%
Average Day Rate	$121,000	$114,000	$104,000	$110,000	$124,000

(1)Revenues exclusive of amortization and reimbursable items. Starting from the first quarter 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current period presentation.
(2)Operating expense exclusive of depreciation, amortization, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, amortized revenue and expense, bad debt expense and other miscellaneous items.
(4)Starting from the second quarter 2022, we adjusted the operating income (loss) to exclude support costs. Prior periods were adjusted to conform with the current period presentation.
(5)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(6)Included in Adjusted operating expense.
(7)Jackup rigs leased to ARO are not included in the number of rigs at quarter end.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
($ in millions, except average day rate)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
HD & SD MODERN JACKUPS

Adjusted revenues (1)	$57.7	$59.8	$65.5	$54.2	$58.1
Adjusted operating expense (2)	47.6	57.9	47.6	40.6	44.9

Rig operating margin	$10.1	$1.9	$17.9	$13.6	$13.2
Rig operating margin %	18%	3%	27%	25%	23%

Depreciation	2.2	2.3	2.5	3.2	3.0

Other operating expense (3)	(1.5)	(1.4)	(8.4)	(2.6)	(2.6)

Operating income (loss) (4)	$6.4	$(1.8)	$7.0	$7.8	$7.6

Adjusted EBITDA (5)	$10.0	$1.6	$13.7	$11.6	$11.2
Reactivation costs (6)	0.1	0.1	—	—	4.4
Adjusted EBITDAR	$10.1	$1.7	$13.7	$11.6	$15.6

Preservation and stacking costs (6)	$2.4	$3.3	$1.8	$2.0	$0.5

Number of Rigs (at quarter end) (7)
Total Fleet	14	15	17	18	18
Active Fleet	9	10	10	11	11

Operating Days	700	750	809	706	759
Utilization - Active Fleet	81%	82%	83%	76%	75%
Average Day Rate	$82,000	$79,000	$80,000	$76,000	$77,000

(1)Revenues exclusive of amortization and reimbursable items. Starting from the first quarter 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current period presentation.
(2)Operating expense exclusive of depreciation, amortization, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, amortized revenue and expense, bad debt expense and other miscellaneous items.
(4)Starting from the second quarter 2022, we adjusted the operating income (loss) to exclude support costs. Prior periods were adjusted to conform with the current period presentation.
(5)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(6)Included in Adjusted operating expense.
(7)Jackup rigs leased to ARO are not included in the number of rigs at quarter end.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
($ in millions, except average day rate)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
SD LEGACY JACKUPS

Adjusted revenues (1)	$13.6	$18.1	$19.2	$20.3	$23.4
Adjusted operating expense (2)	11.6	10.3	9.9	8.4	14.2

Rig operating margin	$2.0	$7.8	$9.3	$11.9	$9.2
Rig operating margin %	15%	43%	48%	59%	39%

Depreciation	1.0	0.9	1.0	1.0	0.9

Other operating expense (3)	—	(0.1)	(0.3)	(0.2)	(0.3)

Operating income (4)	$1.0	$6.8	$8.0	$10.7	$8.0

Adjusted EBITDA (5)	$2.1	$7.9	$8.9	$11.8	$9.0

Adjusted EBITDAR	$2.1	$7.9	$8.9	$11.8	$9.0

Preservation and stacking costs (6)	$0.1	$(0.1)	$—	$0.3	$2.3

Number of Rigs (at quarter end) (7)
Total Fleet	3	3	3	4	4
Active Fleet	3	3	3	3	3

Operating Days	184	245	270	276	294
Utilization - Active Fleet	67%	90%	100%	84%	87%
Average Day Rate	$74,000	$74,000	$71,000	$73,000	$74,000

(1)Revenues exclusive of amortization and reimbursable items. Starting from the first quarter 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current period presentation.
(2)Operating expense exclusive of depreciation, amortization, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, amortized revenue and expense, bad debt expense and other miscellaneous items.
(4)Starting from the second quarter 2022, we adjusted the operating income (loss) to exclude support costs. Prior periods were adjusted to conform with the current period presentation.
(5)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(6)Included in Adjusted operating expense.
(7)Jackup rigs leased to ARO are not included in the number of rigs at quarter end.

ARO DRILLING
CONDENSED BALANCE SHEET INFORMATION
(In millions)

	As of
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Cash	$173.5	$293.3	$240.2	$270.8	$309.0
Other current assets	145.6	106.3	179.5	135.0	98.0
Non-current assets	800.9	777.5	775.8	775.8	776.1
Total assets	$1,120.0	$1,177.1	$1,195.5	$1,181.6	$1,183.1

Current liabilities	$87.3	$63.7	$92.9	$79.9	$77.1
Non-current liabilities	879.5	958.7	957.9	956.7	951.0
Total liabilities	$966.8	$1,022.4	$1,050.8	$1,036.6	$1,028.1

Shareholders' equity	$153.2	$154.7	$144.7	$145.0	$155.0

Total liabilities and shareholders' equity	$1,120.0	$1,177.1	$1,195.5	$1,181.6	$1,183.1

ARO DRILLING
CONDENSED INCOME STATEMENT INFORMATION
(In millions)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Revenues	$111.4	$116.4	$111.3	$105.4	$117.7
Operating expenses
Contract drilling (exclusive of depreciation)	90.0	82.1	84.2	88.9	94.4
Depreciation	15.4	15.4	16.5	17.7	16.8
General and administrative	4.7	3.2	5.2	5.1	5.4
Operating income (loss)	$1.3	$15.7	$5.4	$(6.3)	$1.1
Other expense, net	2.7	3.3	3.3	2.4	3.4
Provision (benefit) for income taxes	(0.1)	2.5	0.7	1.3	0.2
Net income (loss)	$(1.3)	$9.9	$1.4	$(10.0)	$(2.5)

EBITDA	$16.7	$31.1	$21.9	$11.4	$17.9

ARO Drilling condensed balance sheet and income statement information presented above represents 100% of ARO. Valaris has a 50% ownership interest in ARO.

Non-GAAP Financial Measures
To supplement Valaris’ condensed consolidated financial statements presented on a GAAP basis, this press release provides investors with Adjusted EBITDA and Adjusted EBITDAR, which are non-GAAP measures.

Valaris defines "Adjusted EBITDA" as net income (loss) from continuing operations before income tax expense, interest expense, reorganization items, net, other (income) expense, depreciation expense, amortization, net, loss on impairment, equity in earnings of ARO, and merger transaction and integration costs. Adjusted EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of our core operating performance and to evaluate our long-term financial performance against that of our peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance and makes it easier to compare our results with those of other companies within our industry. Adjusted EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDA may not be comparable to other similarly titled measures reported by other companies.

Valaris defines "Adjusted EBITDAR" as Adjusted EBITDA before reactivation costs. Adjusted EBITDAR is a non-GAAP measure that our management uses to assess the performance of our fleet excluding one-time rig reactivation costs. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance. Adjusted EBITDAR should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDAR may not be comparable to other similarly titled measures reported by other companies.

Valaris defines ARO "EBITDA" as net income before income tax expense, other expense, net and depreciation expense. EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of ARO's core operating performance and to evaluate ARO's long-term financial performance against that of ARO's peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of ARO's core operating performance and makes it easier to compare ARO's results with those of other companies within ARO's industry. EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. EBITDA may not be comparable to other similarly titled measures reported by other companies.

The Company is not able to provide a reconciliation of the Company's forward-looking Adjusted EBITDA, as discussed on its third quarter 2022 earnings conference call, to the most directly comparable GAAP measure without unreasonable effort because of the inherent difficulty in forecasting and quantifying certain amounts necessary for such a reconciliation, including forward-looking tax expense and other income (expense).

Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Reconciliation of Net Income (Loss) to Adjusted EBITDA
A reconciliation of net income (loss) as reported to Adjusted EBITDA is included in the tables below (in millions):

	Three Months Ended
	September 30, 2022	June 30, 2022

VALARIS
Net income	$77.7	$112.8
Add (subtract):
Income tax expense	13.8	20.2
Interest expense	11.7	11.6
Reorganization items	0.4	0.7
Other income	(42.0)	(160.9)
Operating income (loss)	$61.6	$(15.6)
Add (subtract):
Loss on impairment	—	34.5
Depreciation expense	22.6	22.3
Amortization, net (1)	(5.4)	(3.2)
Merger transaction and integration costs	0.1	—
Equity in earnings of ARO	(2.9)	(8.7)
Adjusted EBITDA	$76.0	$29.3
(1)Amortization, net, includes amortization during the indicated period for deferred mobilization revenues and costs, deferred capital upgrade revenues, deferred certification costs, intangible amortization and other amortization.

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021

ARO
Net income (loss)	$(1.3)	$9.9	$1.4	$(10.0)	$(2.5)
Add (subtract):
Income tax expense (benefit)	(0.1)	2.5	0.7	1.3	0.2
Other expense, net	2.7	3.3	3.3	2.4	3.4
Operating income (loss)	$1.3	$15.7	$5.4	$(6.3)	$1.1

Add:
Depreciation expense	15.4	15.4	16.5	17.7	16.8
EBITDA	$16.7	$31.1	$21.9	$11.4	$17.9

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Adjusted EBITDAR

(In millions)	Three Months Ended
	September 30, 2022	June 30, 2022
FLOATERS
Net income (loss)	$28.6	$(24.1)
Add:
Other expense	—	0.1
Operating income (loss)	$28.6	$(24.0)
Add:
Depreciation and amortization, net	12.1	12.5
Loss on impairment	—	34.5
Other costs	—	0.1
Adjusted EBITDA	$40.7	$23.1
Add:
Reactivation costs	17.8	24.1
Adjusted EBITDAR	$58.5	$47.2

JACKUPS
Net income	$59.1	$170.3
Add (subtract):
Other (income) expense	0.1	(135.4)
Operating income	$59.2	$34.9
Add (subtract):
Depreciation and amortization, net	3.9	5.4
Other costs	(0.5)	(0.3)
Adjusted EBITDA	$62.6	$40.0
Add:
Reactivation costs	—	0.2
Adjusted EBITDAR	$62.6	$40.2

OTHER
Net income	$20.7	$13.4
Subtract:
Other income	(0.1)	—
Operating income	$20.6	$13.4
Add:
Depreciation and amortization, net	1.4	1.3
Other costs	0.1	0.2
Adjusted EBITDA	$22.1	$14.9
Adjusted EBITDAR	$22.1	$14.9

Reconciliation of Operating Income (Loss) to Adjusted EBITDAR

(In millions)	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2021	December 31, 2021	September 30, 2021
ACTIVE FLEET (1)
Operating income (loss)	$70.5	$32.0	$(40.0)	$(3.1)	$27.2
Add:
Reactivation costs	17.8	24.3	61.5	37.1	19.4
Depreciation and amortization, net	13.2	14.8	18.9	19.0	20.7
Support and other costs	28.1	27.6	26.1	26.6	25.7
Adjusted EBITDAR (2)	$129.6	$98.7	$66.5	$79.6	$93.0

LEASED AND MANAGED RIGS
Operating income	$18.6	$11.6	$19.4	$13.9	$18.5
Add:
Depreciation and amortization, net	1.4	1.3	1.2	1.2	1.2
Support and other costs	2.1	2.0	2.0	2.3	2.5
Adjusted EBITDAR (2)	$22.1	$14.9	$22.6	$17.4	$22.2

STACKED FLEET
Operating loss	$(11.1)	$(48.9)	$(14.6)	$(15.2)	$(17.6)
Add:
Depreciation and amortization, net	2.6	3.1	3.4	3.9	5.1
Loss on impairment	—	34.5	—	—	—
Support and other costs	—	—	0.5	0.4	—
Adjusted EBITDAR (2)	$(8.5)	$(11.3)	$(10.7)	$(10.9)	$(12.5)

TOTAL FLEET
Operating income (loss)	$78.0	$(5.3)	$(35.2)	$(4.4)	$28.1
Add:
Reactivation costs	17.8	24.3	61.5	37.1	19.4
Depreciation and amortization, net	17.2	19.2	23.5	24.0	27.0
Loss on impairment	—	34.5	—	—	—
Support and other costs	30.2	29.6	28.6	29.3	28.2
Adjusted EBITDAR (2)	$143.2	$102.3	$78.4	$86.0	$102.7

(1)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.
(2)Adjusted EBITDAR for active fleet, leased and managed rigs and stacked fleet excludes onshore support costs and general and administrative expense.

Reconciliation of Operating Revenues to Adjusted Revenues, Operating Expenses to Adjusted Operating Expenses and Operating Income (Loss) to Adjusted EBITDA

(In millions)	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2021	December 31, 2021	September 30, 2021
DRILLSHIPS
Operating revenues	$139.8	$149.0	$85.4	$73.5	$67.5
Subtract:
Reimbursable revenues (1)	(8.5)	(15.4)	(6.9)	(5.2)	(6.0)
Amortized revenues	(11.2)	(5.5)	(5.4)	(5.0)	(5.8)
Adjusted revenues	$120.1	$128.1	$73.1	$63.3	$55.7

Operating expenses (2)	$137.5	$174.0	$117.2	$91.4	$70.6
Add (subtract):
Depreciation and amortization	(22.3)	(17.0)	(15.8)	(15.7)	(17.0)
Loss on impairment	—	(34.5)	—	—	—
Reimbursable expenses	(8.3)	(15.5)	(7.7)	(5.8)	(6.5)
Other	(0.5)	(0.3)	0.3	(0.7)	(0.3)
Adjusted operating expenses	$106.4	$106.7	$94.0	$69.2	$46.8

Operating income (loss) (2)	$2.4	$(25.1)	$(31.7)	$(17.9)	$(3.2)
Add (subtract):
Depreciation and amortization, net	11.1	11.5	10.4	10.7	11.2
Loss on impairment	—	34.5	—	—	—
Other	—	0.1	(0.1)	0.6	0.6
Adjusted EBITDA (3)	$13.5	$21.0	$(21.4)	$(6.6)	$8.6

(1)Starting from the first quarter 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current presentation.
(2)Starting from the second quarter 2022, we adjusted the operating expenses and operating income (loss) to exclude Support costs. Prior periods were adjusted to conform with the current period presentation.
(3)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

Reconciliation of Operating Revenues to Adjusted Revenues, Operating Expenses to Adjusted Operating Expenses and Operating Income (Loss) to Adjusted EBITDA

(In millions)	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2021	December 31, 2021	September 30, 2021
SEMISUBMERSIBLES
Operating revenues	$61.9	$39.1	$14.3	$27.0	$36.8
Subtract:
Reimbursable revenues (1)	(1.2)	(2.0)	(6.2)	(2.3)	(2.0)
Amortized revenues	(2.4)	(0.8)	—	(0.7)	(1.0)
Adjusted revenues	$58.3	$36.3	$8.1	$24.0	$33.8

Operating expenses (2)	$35.6	$38.1	$42.6	$34.0	$32.3
Add (subtract):
Depreciation and amortization	(3.4)	(1.8)	(1.0)	(1.2)	(3.4)
Reimbursable expenses	(1.2)	(2.1)	(7.3)	(4.9)	(2.8)
Other	—	(0.2)	0.2	0.3	(0.2)
Adjusted operating expenses	$31.0	$34.0	$34.5	$28.2	$25.9

Operating income (loss) (2)	$26.2	$1.0	$(28.3)	$(6.9)	$4.5
Add:
Depreciation and amortization, net	1.0	1.0	1.0	0.5	2.4
Other	—	0.1	—	0.1	0.3
Adjusted EBITDA (3)	$27.2	$2.1	$(27.3)	$(6.3)	$7.2

(1)Starting from the first quarter 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current presentation.
(2)Starting from the second quarter 2022, we adjusted the operating expenses and operating income (loss) to exclude support costs. Prior periods were adjusted to conform with the current period presentation.
(3)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

Reconciliation of Operating Revenues to Adjusted Revenues, Operating Expenses to Adjusted Operating Expenses and Operating Income (Loss) to Adjusted EBITDA

(In millions)	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2021	December 31, 2021	September 30, 2021
HD ULTRA-HARSH & HARSH JACKUPS
Operating revenues	$123.0	$106.1	$92.9	$94.0	$102.8
Subtract:
Reimbursable revenues (1)	(3.5)	(3.7)	(6.6)	(8.6)	(6.6)
Amortized revenues	(13.0)	(8.8)	(5.2)	(1.7)	(0.4)
Adjusted revenues	$106.5	$93.6	$81.1	$83.7	$95.8

Operating expenses (2)	$71.2	$76.3	$75.4	$80.4	$85.9
Subtract:
Depreciation and amortization	(11.9)	(9.5)	(8.1)	(8.9)	(8.2)
Reimbursable expenses	(3.1)	(3.3)	(9.2)	(10.1)	(8.8)
Other	—	(0.1)	—	—	(0.1)
Adjusted operating expenses	$56.2	$63.4	$58.1	$61.4	$68.8

Operating income (2)	$51.8	$29.8	$17.6	$13.6	$16.9
Add (subtract):
Depreciation and amortization, net	(1.0)	0.7	2.9	7.2	7.8
Other	(0.3)	—	(0.1)	0.2	0.4
Adjusted EBITDA (3)	$50.5	$30.5	$20.4	$21.0	$25.1

(1)Starting from the first quarter 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current presentation.
(2)Starting from the second quarter 2022, we adjusted the operating expenses and operating income (loss) to exclude support costs. Prior periods were adjusted to conform with the current period presentation.
(3)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

Reconciliation of Operating Revenues to Adjusted Revenues, Operating Expenses to Adjusted Operating Expenses and Operating Income (Loss) to Adjusted EBITDA

(In millions)	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2021	December 31, 2021	September 30, 2021
HD & SD MODERN JACKUPS
Operating revenues	$59.0	$61.1	$67.8	$56.2	$59.6
Add (subtract):
Reimbursable revenues (1)	(2.0)	(1.9)	(3.1)	(1.4)	(1.1)
Amortized revenues	0.7	0.6	0.8	(0.6)	(0.4)
Adjusted revenues	$57.7	$59.8	$65.5	$54.2	$58.1

Operating expenses (2)	$52.6	$62.8	$60.9	$48.4	$52.0
Add (subtract):
Depreciation and amortization	(3.1)	(3.1)	(6.0)	(4.3)	(3.6)
Reimbursable expenses	(2.0)	(1.9)	(7.5)	(3.2)	(3.2)
Other	0.1	0.1	0.2	(0.3)	(0.3)
Adjusted operating expenses	$47.6	$57.9	$47.6	$40.6	$44.9

Operating income (loss) (2)	$6.4	$(1.8)	$7.0	$7.8	$7.6
Add (subtract):
Depreciation and amortization, net	3.8	3.7	6.8	3.7	3.2
Other	(0.2)	(0.3)	(0.1)	0.1	0.4
Adjusted EBITDA (3)	$10.0	$1.6	$13.7	$11.6	$11.2

(1)Starting from the first quarter 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current presentation.
(2)Starting from the second quarter 2022, we adjusted the operating expenses and operating income (loss) to exclude support costs. Prior periods were adjusted to conform with the current period presentation.
(3)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

Reconciliation of Operating Revenues to Adjusted Revenues, Operating Expenses to Adjusted Operating Expenses and Operating Income (Loss) to Adjusted EBITDA

(In millions)	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2021	December 31, 2021	September 30, 2021
SD LEGACY JACKUPS
Operating revenues	$13.9	$18.6	$19.9	$22.1	$23.9
Subtract:
Reimbursable revenues (1)	(0.3)	(0.5)	(0.7)	(1.8)	(0.5)
Adjusted revenues	$13.6	$18.1	$19.2	$20.3	$23.4

Operating expenses (2)	$12.9	$11.8	$12.0	$11.4	$16.0
Add (subtract):
Depreciation and amortization	(1.1)	(1.0)	(1.0)	(1.0)	(0.9)
Reimbursable expenses	(0.2)	(0.5)	(1.1)	(2.1)	(0.9)
Other	—	—	—	0.1	—
Adjusted operating expenses	$11.6	$10.3	$9.9	$8.4	$14.2

Operating income (2)	$1.0	$6.8	$8.0	$10.7	$8.0
Add (subtract):
Depreciation and amortization, net	1.1	1.0	1.0	1.0	0.9
Other	—	0.1	(0.1)	0.1	0.1
Adjusted EBITDA (3)	$2.1	$7.9	$8.9	$11.8	$9.0

(1)Starting from the first quarter 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current presentation.
(2)Starting from the second quarter 2022, we adjusted the operating expenses and operating income (loss) to exclude support costs. Prior periods were adjusted to conform with the current period presentation.
(3)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.